UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31587 (Commission File Number)	86-0490034 (I.R.S. Employer Identification No.)

370 Harbour Drive, Palmas del Mar Humacao, PR (Address of principal executive offices)	00791 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2021, Red Cat Holdings, Inc., a Nevada corporation (the “Company”) and Teal Acquisition I Corp., a Delaware corporation (“Acquisition”) and wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Agreement”) with Teal Drones, Inc., a Delaware corporation (“Teal”).

Under the terms of the Agreement, subject to the satisfaction of certain closing conditions, Acquisition will acquire Teal by merger of Acquisition with and into Teal, with Teal as the surviving corporation (the “Merger”). At the Effective Time of the Merger. all of the issued and outstanding share capital of Teal will be exchanged for an aggregate of Fourteen Million Dollars ($14,000,000) of Company common stock, par value $0.001 per share, (the “Common Stock”) and Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”, and together with the Common Stock, the “Share Consideration”). The Company will at closing issue such number of shares as shall be equal to the Share Consideration divided by the VWAP of the Company (the “Closing Date VWAP”) which shall be equal to the average of the Daily VWAP for the twenty (20) trading days ending on and including the Closing Date. “Daily VWAP” means, for any trading day, the per share volume-weighted average price of the Parent Common Stock as displayed on Bloomberg, L.P. (or its equivalent successor if such service is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day on the Nasdaq Capital Market or, if unavailable, on the OTC Markets. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. Fifteen (15%) percent of the Share Consideration (the “Escrow Shares”) is required to be deposited in an escrow account pursuant to the Agreement for a period of eighteen (18) months as security for indemnification obligations and any purchase price adjustments due to working capital deficiencies and any other claims or expenses arising under the Agreement.

The Series C Preferred shall have the rights, privileges and preferences as set forth in the form of the Series C Preferred Certificate of Designation (the “Certificate of Designation”) which Certificate of Designation shall be filed with the Secretary of State of the State of Nevada prior to Closing Date and shall be substantially equivalent to Common Stock in all respects other than the limitations on voting and conversion required in order to conform with, and shall automatically convert into Common Stock, upon the approval of NASDAQ to the issuance of in excess of in excess of 19.99% of the outstanding Common Stock in accordance with NASDAQ Rule 5635(d).

In addition, the Share Consideration may be increased upon the achievement of certain milestones set forth in the Agreement (the “Earn-Out Consideration”). Additional Shares of Common Stock may become issuable by the Company in the event that within twenty-four (24) months following closing of the Merger, Teal realizes revenues of at least Eighteen Million Dollars ($18,000,000). A total of Sixteen Million Dollars ($16,000,000) in Earn Out Consideration may become issuable in the event that sales and services of Teal’s Golden Eagle drones shall have equaled at least $36 Million Dollars ($36,000,000). A total of Ten Million Dollars ($10,000,000) in Earn Out Consideration may become issuable in the event that sales and services of Teal’s Golden Eagle drones shall have equaled at least $24 million ($24,000,000) but less than $36 million ($36,000,000). A total of Four Million Dollars ($4,000,000) in Earn Out Consideration may become issuable in the event that sales and services of Teal’s Golden Eagle drones shall have equaled at least Eighteen Million Dollars ($18,000,000) but less than Twenty-Four Million Dollars ($24,000,000). Additional Share Consideration, if earned, is issuable at the VWAP of the Company within thirty (30) days of the determination that Earn-Out Consideration is payable.

Under the Agreement, the Share Consideration to be paid on the Closing Date shall be reduced by any indebtedness of Teal, including up to Two Million Dollars ($2,000,000) of senior secured debt to be assumed by the Company (the “Assumed Debt”) and any working capital deficit, on a dollar of dollar basis. In addition, it is anticipated that One Million Dollars ($1,000,000) of the Share Consideration payable to the shareholders of Teal in connection with the Merger, has been agreed to be paid to the Assumed Debt holder to secure consent to the Merger and the transactions contemplated thereby.

The Company and stockholders of Teal have agreed to indemnification obligations, on a pro-rata basis, subject to certain limitations, which shall survive for a period of eighteen (18) months following closing, and includes a basket amount of Fifty Thousand Dollars ($50,000) before any claim can be asserted and a cap equal to the value of the Escrow Shares or the Share Consideration, other than in cases involving fraud or willful misconduct.

As a condition to closing the Company has agreed that Teal shall enter into an employment agreement with George Matus, founder and CEO of Teal.

The closing of the Teal Transaction is subject to customary closing conditions which include shareholder approval by the Company’s and Teal’s shareholders, approval by NASDAQ of the issuance of shares of Common Stock issuable pursuant to the Merger, approval of the terms of the Assumed Debt to be incurred by the Company, by the Company, the lender and Teal, completion of an audit and provision of financial and other information required by Regulation S-X (17 CFR 210.8-05) and approval of the Company’s shareholders following filing with the SEC and mailing of the Company’s Information Statement on Schedule 14C and the necessary waiting periods required thereunder. It is anticipated that management which holds in excess of forty-nine (49%) percent of the voting power of the Company will vote in favor of the Merger.

The Agreement requires that within forty-five (45) days following the execution of the Agreement, Teal shall prepare and deliver to the Company US GAAP audited financial statements prepared by a PCAOB (Public Company Accounting Oversight Board) firm in such form and for such periods as is required to be filed in a Current Report on Form 8-K by the Company to be filed with the SEC following Closing (prior two full fiscal years) (the “Audited Financial Statements”) as well as unaudited reviewed quarterly financial information as is required to be filed in a Current Report on form 8-K by the Company for such quarterly periods as are required to be filed. Teal shall, not later than thirty (30) days after execution of this Agreement, deliver to the Company its opening balance sheet audited by a PCAOB firm as well as pro forma financial statements of the post-transaction balance sheet of the Teal and Company, on a consolidated basis, and such additional information as is required by the Company.

The foregoing description of the terms of the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Following closing of the Transaction, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Item 7.01 Regulation FD Disclosure.

On July 13, 2021 the Company issued a press release titled “Red Cat Holdings to Acquire Teal Drones.” A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Agreement and Plan of Merger dated July 13, 2021.
Exhibit 99.1	Press Release dated July 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2021	RED CAT HOLDINGS, INC.

	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	Chief Executive Officer